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                                  Exhibit 16.1



December 4, 1996



Securities and Exchange Commission

Mail Stop 9-5

450 5th Street, N.W.

Washington, D.C.  20549



Dear Sirs/Madams:

We have read and agree with the comments in Item 4, except for the matters set forth in the first and third sentences of paragraph 4(a)(i) and paragraph 4(b), as to which we have no basis to agree or disagree, of the Current Report on Form 8-K of PICO Holdings, Inc. dated November 20, 1996.



Yours truly,



  /s/ Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP



San Jose, California

December 4, 1996